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                                                                    EXHIBIT 23.1



             CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Polycom, Inc. to be filed with the Securities and Exchange Commission on or about January 30, 1998 pertaining to the ViaVideo Communications, Inc. 1996 Stock Option/Stock Issuance Plan of our report dated January 24, 1997, with respect to the consolidated financial statements of Polycom, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated January 24, 1997 with respect to the financial statement schedule of Polycom, Inc. for the year ended December 31, 1996 included in the Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                             /s/ COOPERS & LYBRAND L.L.P.


San Jose, California
January 30, 1998